UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2026 (March 4, 2026)

Prospect Floating Rate and Alternative Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Fifth Articles of Amendment and Restatement
On March 4, 2026, the stockholders of Prospect Floating Rate and Alternative Income Fund, Inc. (the “Company”) approved the Company’s Fifth Articles of Amendment and Restatement for the purpose of amending the Company’s Fourth Articles of Amendment and Restatement to conform to provisions of the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines (“Omnibus Guidelines”). The amendments among other things: (1) increase the quorum for stockholder meetings from one third to 50% of shares of common stock entitled to vote on the matter to be approved at the stockholder meeting; (2) divide the authorized common stock into four different classes of common stock; (3) allow that meetings of stockholders be called by the adviser or stockholders holding 10% or more of the then outstanding shares, for any matters for which the stockholders may vote; (4) allow holders of a majority of the then outstanding shares entitled to vote to remove directors without cause, without the necessity for concurrence by the sponsor, the adviser or the board of directors of the Company; and (5) include other technical, conforming (including to the NASAA Omnibus Guidelines) or clarifying revisions.
On March 6, 2026, the Company filed its Fifth Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland and the amendment became effective immediately upon filing.
A copy of the Fifth Articles of Amendment and Restatement is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.
Fifth Amended and Restated Bylaws
On March 4, 2026, the Company adopted the Fifth Amended and Restated Bylaws for the purpose of amending the Company’s Fourth Amended and Restated Bylaws to conform to provisions of the NASAA Omnibus Guidelines. The amendments among other things: (1) change the voting standard for the election of directors from a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present to the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote thereon; (2) provide that any alteration, amendment or repeal of the bylaws that adversely affects the rights of the stockholders shall require the concurrence by holders of a majority of the shares entitled to vote on the matter; and (3) include other technical, conforming (including to the NASAA Omnibus Guidelines) or clarifying revisions.
A copy of the Fifth Amended and Restated Bylaws is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 4, 2026, the Company held a Special Meeting of Stockholders at the Company’s offices at 10 East 40th Street, 42nd Floor, New York, New York 10016 (the “Special Meeting”). At the Special Meeting, the Company’s common stockholders voted on one proposal, which was approved.  The proposal is described in detail in the Company’s definitive information statement for the Special Meeting as filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2026.  As of January 13, 2026, the record date, 9,203,906 shares of common stock were eligible to vote. The final voting results from the Special Meeting were as follows:

Proposal 1.      The Company’s stockholders approved the proposed Fifth Articles of Amendment and Restatement of the Company pursuant to the voting results set forth below:

For	Against	Abstained	Broker Non-Votes
7,247,115	—	—	—

Item 8.01. Other Events.
Second Amended and Restated Investment Advisory Agreement
On March 4, 2026, the Company entered into the Second Amended and Restated Investment Advisory Agreement with Prospect Capital Management L.P. for the purpose of amending the First Amended and Restated Investment Advisory Agreement to effect certain immaterial changes requested by certain state securities regulatory authorities based on the NASAA Omnibus Guidelines.

A copy of the Second Amended and Restated Investment Advisory Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.
Second Amended and Restated Administration Agreement
On March 4, 2026, the Company entered into the Second Amended and Restated Administration Agreement with Prospect Administration LLC for the purpose of amending the First Amended and Restated Administration Agreement to effect certain immaterial changes requested by certain state securities regulatory authorities based on the NASAA Omnibus Guidelines.
A copy of the Second Amended and Restated Administration Agreement is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Fifth Articles of Amendment and Restatement
3.2	Fifth Amended and Restated Bylaws
10.1	Second Amended and Restated Investment Advisory Agreement, by and between Prospect Floating Rate and Alternative Income Fund, Inc. and Prospect Capital Management L.P.
10.2	Second Amended and Restated Administration Agreement, by and between Prospect Floating Rate and Alternative Income Fund, Inc. and Prospect Administration LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 6, 2026	Prospect Floating Rate and Alternative Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)